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                                                                      Exhibit 23

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-76073 of Applied Graphics Technologies, Inc. on Form S-8 of our report dated September 22, 2000 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the presentation of the Company's publishing business as a discontinued operation as described in Note 4), appearing in this Annual Report on Form 10-K/A of Applied Graphics Technologies, Inc. for the year ended December 31, 1999.

/s/ DELOITTE & TOUCHE LLP

New York, New York
October 9, 2000